Exhibit 10.105

March 3, 2005

STRICTLY CONFIDENTIAL
Attn: Kevin Brennan
President
XRG, Inc.
5301 Cypress Street, Suite 111
Tampa, FL 33607

Re:	Pacific Business Funding/Capco Financial Company Credit Facility

Dear Kevin:

     This letter will serve as an invoice and as an amendment to the fee agreement between Oberon Securities LLC (“Oberon”) and XRG, Inc. (“XRG”) only as it pertains to the debt financing provided by Pacific Business Funding/Capco Financial Company (“Facility”):

Cash Retainer
Capital Fee for Facility	$120,000 (3% of$4.0mm)

     Please wire funds to the following Oberon account:

Oberon Securities, LLC
Bank of New York
A/C# 630-2306921
Swift# IRVTUS3N
ABA# 021000018

Bank of New York
260 Madison Avenue
NY,NY 10016

     In addition to the cash fee above, Oberon shall receive fees according the following schedule:

     A cash fee of$30,000 at the time that the balance owed under the Facility exceeds $4.000,000 for the first time; a cash fee of $30,000 at the time that the balance owed under the Facility exceeds $5,000,000 for the first time; a cash fee of $30,000 at the time that the balance owed under the Facility exceeds $6,000,000 for the first time; a cash fee of $30,000 at the time that the balance owed under the Facility exceeds $7,000,000 for the first time; a cash fee of $30,000 at the time that the balance owed under the Facility exceeds $8,000,000 for the first time; a cash fee of $30,000 at the time that the balance owed under the Facility exceeds $9,000,000 for the first time. For purposed of clarification, if at any given time the balance owed under the Facility is $8,500,000, XRG will have paid Oberon a total of $270,000 in cash fees.

     In the event that the facility is extended above $10,000,000, Oberon shall be due a fee of 3% of the extended amount, payable at the time of the extension.

     XRG will wire the initial fee of$120,000 to Oberon. XRG specifically authorizes Pacific Business Funding/Capco Financial Company to wire all additional fees directly to Oberon as the conditions are fulfilled as described above.

     In addition, XRG will issue Oberon 55,555 warrants (3-year, $2.16/share strike price) in the name of “Oberon Securities, LLC” at the address below.

     If you are in agreement with the foregoing, please return the executed copy of this letter and wire the funds as described above, whereupon this letter shall become effective as of the date hereof.

Sincerely,

Oberon Securities, LC

By:

AGREED TO:
XRG, Inc.

By:

Kevin Brennan
CEO

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